EXHIBIT 99.a5b


ACCELERATED BENEFIT RIDER

This rider is a part of the base policy whose number is shown below. If not shown below, the Rider Data is shown on the Policy Data Page.

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RIDER DATA

BASE POLICY NUMBER
RIDER ISSUE DATE
RIDER EFFECTIVE DATE

THIS IS A LIFE INSURANCE RIDER WHICH PAYS ACCELERATED DEATH BENEFITS AT YOUR OPTION UNDER CONDITIONS SPECIFIED IN THIS RIDER. THIS RIDER IS NOT INTENDED TO PROVIDE HEALTH, NURSING HOME, OR LONG-TERM CARE INSURANCE. CASH VALUES, LOAN VALUES, IF ANY, AND DEATH BENEFITS WILL BE REDUCED IF YOU RECEIVE BENEFITS UNDER THIS RIDER. BENEFIT PAYMENTS MAY AFFECT YOUR ELIGIBILITY TO RECEIVE MEDICAID AND OTHER GOVERNMENT BENEFITS OR ENTITLEMENTS.

BENEFITS PAID UNDER THIS RIDER MAY BE TAXABLE. YOU SHOULD CONSULT YOUR PERSONAL TAX ADVISOR TO ASSESS THE IMPACT OF THIS BENEFIT.

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DEFINITIONS

THE INSURED

The person insured under the base policy.

YOU, YOUR

The current owner of the base policy.

WE, US, OUR

ReliaStar Life Insurance Company at its Home Office in Minneapolis, Minnesota.

WRITTEN, IN WRITING

A written request or notice, signed and dated, and received at our Home Office. The form and content of the request or notice must be acceptable to us. You may get forms for this purpose from us or from a ReliaStar Life agent.

POLICY

The base policy to which this rider is attached, including riders attached at time of issue and those agreed upon later.

ACCELERATED BENEFIT

The amount we will pay to you as described in this rider. Benefit Date

The date on which we approve your written request for an Accelerated Benefit.

ELIGIBLE DEATH BENEFIT

The death benefit payable under the policy and any riders by reason of death of the Insured, not reduced by policy loans, excluding accidental death benefit riders, decreasing term riders, and any death benefit that is within five years of its expiry date on the Benefit Date.

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[LOGO] RELIASTAR

RELIASTAR LIFE INSURANCE COMPANY

Box 20
Minneapolis
Minnesota 55440


Executed at our Home Office

John H. Flittie           President

/s/ John H. Flittie
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Susan M. Bergen           Secretary

/s/ Susan M. Bergen
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DEFINITIONS (CONTINUED)

PHYSICIAN

A doctor of medicine or osteopathy legally authorized to practice medicine and surgery by the state in which he or she performs such function or action. This person may not be you, the Insured, a beneficiary, or be related to you, the Insured or a beneficiary under the policy.

TERMINAL ILLNESS

A non-correctable illness or physical condition that, with a reasonable degree of medical certainty, will result in the death of the Insured in less than 12 months from the date of a written statement, in a form acceptable to us, by a Physician.

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BENEFITS

We will pay the Accelerated Benefit in a lump sum when we receive, during the lifetime of the Insured, written proof that the Insured has been diagnosed as having a Terminal Illness, subject to the conditions and limitations described in this rider.

You may choose the amount of Accelerated Benefit, subject to the following:

The maximum Accelerated Benefit is 50% of the Eligible Death Benefit.

The sum of the Accelerated Benefit under all policies and riders issued by us on the life of the Insured may not exceed $250,000.

The minimum Accelerated Benefit is $10,000.

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CONDITIONS

We will not pay the Accelerated Benefit until we receive proof of the Insured's Terminal Illness and the following condi tions have been met

We have received your written request for an Accelerated Benefit in a form acceptable to us;

We have received written consent from all irrevocable beneficiaries waiving their rights to any death benefit required to pay off the lien at the time of death. At our discretion, we may require written consent from a spouse, the Insured, other beneficiaries, or any other person whom we believe has a potential interest in the proceeds of the policy; and

We have received an assignment form making us assignee of the policy for the amount of the lien.

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LIMITATIONS

We will not pay the Accelerated Benefit:

If either you or the Insured is required by a government agency to use the Accelerated Benefit in order to apply for, obtain, or otherwise keep a government benefit or entitlement;

If either you or the Insured is required by law to use the Accelerated Benefit to meet the claims of creditors, whether in bankruptcy or otherwise;

If the Terminal Illness results from intentionally self-inflicted injuries;

If the policy is in force as either Extended Term Insurance or Reduced Paid-Up Insurance;

If the policy is legally or equitably assigned, except to us as security for the lien;

If any part of the death benefit under the policy is contestable;

If the policy is not in force or the death benefit under the policy is not payable for any reason;


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LIMITATIONS (CONTINUED)

If the amount of the Accelerated Benefit, plus the amount of all Accelerated Benefits on the Insured from all policies issued by us, exceeds $250,000; or

If there has already been an Accelerated Benefit paid on this policy through this Accelerated Benefit Rider.

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EFFECT ON YOUR POLICY

The Accelerated Benefit will first be used to repay any outstanding policy loans and interest due. The remainder of the Accelerated Benefit will be paid to you.

BENEFITS PAID CREATE LIEN

The Accelerated Benefit plus accrued interest from the date of payment will be a lien against the policy and any riders that are part of the Eligible Death Benefit. The initial amount of the lien will be the amount of the Accelerated Benefit, plus any premiums or payments due under the policy on the Benefit Date, plus an administrative charge not to exceed $300.

When there is a lien against your policy:

The amount payable at the death of the Insured under the policy will be reduced by the amount of the lien;

Your access to the cash value of the policy through surrender, withdrawal, loan, or application of nonforfeiture provisions will be limited to the excess of the cash value of the policy over the amount of the lien;

You may not make any changes to the policy which would reduce the proceeds payable at death without written permission from us. We reserve the right to require you to repay all or part of the lien before you make any changes to your policy; and

Any premiums or other payments required under the terms of the policy will continue to be due and payable. Any premiums or other payments required to keep the policy in force which are not paid by you will be paid by us, and the amount of any such payments will be added to the amount of the lien. Interest will accrue on amounts added to the lien.

INTEREST RATE ON LIEN

Interest on the lien will accrue daily, and be added to the amount of the lien. The maximum interest rate used will not be more than the greater of the following:

The current yield on 90 day treasury bills; or

The current maximum statutory adjustable policy loan interest rate.

The interest rate accrued on the portion of the lien which is equal to the cash value of the policy on the Benefit Date will never be more than the policy loan interest rate, if any, stated in the policy.

You may repay all or any portion of the lien during the lifetime of the Insured.

The lien, including interest on the lien, and any additions to the lien, will be repaid out of the proceeds of the policy.

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WRITTEN PROOF OF TERMINAL ILLNESS

Proof of Terminal Illness includes a written statement, in a form acceptable to us, from a Physician. The written statement must state that the Insured has a non-correctable illness or physical condition that, with a reasonable degree of medical certainty, will result in the death of the Insured in less than 12 months from the date of the Physician's statement. The written statement must give the Physician's diagnoses of the non-correctable illness or physical condition.

You must obtain proof of the Insured's Terminal Illness at your own expense.

We reserve the right to get a second opinion, at our expense, from a Physician we choose. We may rely on the statement of the Physician of our choice. The opinion of the Physician we choose will control in the event of conflicting opinions.


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TERMINATION

This rider ends:

When the Paid-Up Option of the policy is exercised;

When the policy is surrendered or ends;

When the policy reaches its maturity date; or

When you ask us in writing to end this rider and you repay any lien under this rider. In this case, we may ask that you return the policy and this rider so that we can endorse them. This rider will end on the first Monthly Anniversary Date after we receive your written request to end this rider.

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REINSTATEMENT

If the policy lapses, you can reinstate this rider if:

This rider was in effect when the policy lapsed; and

You reinstate the policy.

To reinstate this rider you must do both of the following:

Give us proof of insurability for the Insured; and

Pay a premium large enough to keep the policy in force for at least 6 months.

The policy may be reinstated without this rider.

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AMENDMENTS

We may amend this rider so that it is in compliance with all applicable laws, rules, regulations, interpretations, holdings and orders. When required by law, we will obtain your approval of these changes and obtain approval from any appropriate regulatory authority.

NONPARTICIPATING

This rider does not entitle you to participate in our surplus.

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GENERAL PROVISIONS

All policy provisions apply to this rider, unless changed by this rider. The Incontestability Provision of the policy applies to this rider from the Rider Issue Date. This rider does not increase any cash, loan, paid-up insurance, or extended term insurance values of the base policy.


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